Exhibit 10.1

EARLE M. JORGENSEN COMPANY

SPECIAL BONUS PLAN FOR SENIOR MANAGEMENT

Adopted January 17, 2006

EARLE M. JORGENSEN COMPANY

SPECIAL BONUS PLAN FOR SENIOR MANAGEMENT

ARTICLE I

ESTABLISHMENT AND PURPOSE

WHEREAS, the Company is in negotiations with another entity in connection with a transaction that would involve a change-in-control of the Company.

WHEREAS, it is critical to the success of such transaction that the senior management of the Company continue to be committed to the success of the Company and are rewarded for that commitment.

WHEREAS, the purpose of this Plan is to assist the Company in retaining and motivating certain employees of the Company in connection with the consideration, negotiation and implementation of such transaction. The Plan is adopted by the Board effective as of the Effective Date.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms, whenever used in the capitalized form in this Plan, are defined as set forth below:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Bonus Award” means, with respect to any Participant, a cash bonus granted under this Plan, which is equal to the amount set forth on the attached Schedule A, as such Schedule A shall be amended from time to time in accordance with this Plan.

2.3 “Closing Date” means the date of closing of the Transaction.

2.4 “Company” means Earle M. Jorgensen Company and includes any successor or assignee entity into which the Company may be merged or consolidated; any entity for whose securities the equity interests of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.5 “Effective Date” means the date of execution of this Plan as set forth on the signature page hereof.

2.6 “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January     , 2006, by and among the Company, Reliance Steel & Aluminum Co., a California corporation (“Parent”) and RSAC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent.

2.7 “Participant” means any employee of the Company or its affiliates who is named on Schedule A, unless and until such employee has been deleted from Schedule A upon Termination of Employment or otherwise pursuant to this Plan.

2.8 “Plan” means the Earle M. Jorgensen Company Special Bonus Plan for Senior Management, as set forth herein and as may be amended from time to time.

2.9 “Transaction” means the merger of the Company with and into a subsidiary of Parent pursuant to the Merger Agreement, any transaction with Parent that is a substitute for or replaces the transaction contemplated by the Merger Agreement or any transaction with another person that results from a Company Takeover Proposal (as defined in the Merger Agreement) and results in a Change-in-Control (as defined in the Company’s 2004 Equity Incentive Plan) of the Company.

2.10 “Termination of Employment” means the occurrence of any act or event, whether pursuant to the Participant’s employment agreement or otherwise, that actually or effectively causes or results in the Participant’s ceasing, for whatever reason, to be an employee of the Company or any of its affiliates, including, without limitation, retirement, death, disability, dismissal, severance at the election of the Participant or severance as a result of the discontinuance, liquidation, sale or transfer by the Company of businesses owned or operated by the Company.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Board. The Board may authorize any one or more of the Company’s officers to execute and deliver documents on behalf of the Company for purposes of this Plan. The Board may allocate among one or more of the Company’s officers, or may delegate to one or more of the Company’s officers, such duties and responsibilities with respect to the Plan as it determines. The Board will enforce the Plan in accordance with its terms and will have all powers necessary to accomplish that purpose, including, but not limited to, the following authority:

(a) to make determinations as to any Bonus Award to be granted under this Plan and to make such adjustments as are reasonably necessary to account for extraordinary or special events or circumstances;

(b) to make a final determination as to whether there has been a Termination of Employment with respect to any Participant;

(c) to terminate the participation of any Participant in the event of a Termination of Employment of such Participant prior to the Closing Date, and to reallocate the Bonus Award of such terminated Participant among the other Participants and/or to one or more new Participants and to amend Schedule A from time to time to reflect such changes;

(d) to change the allocation of the Bonus Awards among the Participants prior to the Closing Date, provided that no such change shall result in a change in the Bonus Award of any Participant in excess of 15% of the Participant’s Bonus Award as set forth on the original Schedule A, and to amend Schedule A from time to time to reflect such changes;

(e) to require, as a condition of the payment of any distribution, the withholding from a Participant of the amount of any federal, state or local taxes as may be required or permitted by law;

(f) to determine the amount and the permissible methods of payment under the Plan in the event of circumstances not contemplated hereunder;

(g) to construe and interpret the Plan and the terms hereof;

(h) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties and the administration of the Plan;

(i) to authorize all distributions in accordance with the provisions of the Plan;

(j) to keep records relating to the Participants and other matters applicable to the Plan;

(k) to prescribe procedures to be followed by the Participant in claiming benefits; and

(l) to prescribe and adopt the use of necessary forms, including the forms to be utilized in connection with this Plan.

The Board shall also have the authority to adopt, alter and repeal such rules, regulations, guidelines and practices governing the Plan as the Board shall in its opinion, from time to time, deem advisable, to interpret the terms and provisions of the Plan, and to otherwise administer the Plan.

Any decision, determination or interpretation made by the Board pursuant to the provisions of the Plan shall be made in the Board’s sole discretion, but subject to the terms of the Plan, and in the case of any decision or determination relating to any entitlement hereunder, may be made at the time of the award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions or determinations made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and each Participant.

ARTICLE IV

BENEFITS AVAILABLE UNDER THE PLAN

4.1 Bonus Awards. The aggregate amount available for Bonus Awards under this Plan shall not exceed $5,000,000.00. Bonus Awards shall be granted to each Participant under this Plan and the amount of each bonus Award shall be in the amount set forth on the attached Schedule A as amended from time to time in accordance with the provisions of this Plan.

4.2 Parachute Payment Cutback. In the event that any Bonus Award due hereunder would constitute a “parachute payment” (within the meaning of Section 280G of the Code) to a Participant which, but for this Section 4.2, would be non-deductible by the Company as a result of the operation of Section 280G of the Code, or would subject the Participant to the excise tax imposed by Section 4999 of the Code, the Company shall reduce the aggregate amount of the Bonus Award to such Participant such that the present value thereof (as determined under the Code and the applicable regulations), when aggregated with all other “parachute payments” to which such Participant is entitled in connection with a Transaction, is equal to 2.99 times the Participant’s “base amount” (as defined in Section 280G(b)(3) of the Code).

4.3 Benefit Distribution. Each Participant’s right to receive a distribution of all or any portion of any Bonus Award earned under this Article IV shall be determined in accordance with Article V.

4.4 Effect of Certain Changes. In the event of (a) a change in the Company’s accounting principles or methods, (b) a merger consolidation or acquisition or disposition of material assets of the Company outside of the ordinary course of business (other than a Transaction contemplated by this Plan), or (c) the occurrence of any other event such that (in the opinion of the Board) the method adopted hereunder for purposes of calculating Bonus Awards under this Plan no longer provides Participants with such incentives as are contemplated by the Company, appropriate adjustments may be adopted in a manner reasonably determined by the Board to make newly granted Bonus Awards fairly comparable to the Bonus Awards granted prior to the event described in this paragraph.

ARTICLE V

VESTING AND DISTRIBUTION OF PLAN BENEFITS

5.1 Vesting. Notwithstanding anything herein to the contrary, a Participant’s Bonus Award under the Plan shall only become vested and nonforfeitable on the Closing Date. In the event a Participant incurs a Termination of Employment for any reason whatsoever at any time before the Closing Date, such Participant’s Bonus Award shall be forfeited immediately in its entirety, and no payment shall be made to such Participant hereunder.

5.2 Distribution. Subject to the terms of the Plan, distribution of a Participant’s Bonus Award shall be made immediately prior to the Closing on the Closing Date in a single lump sum payment.

5.3 Facility of Payment. If the Participant is declared an incompetent and a conservator, guardian or other person legally charged with the Participant’s care has been appointed, any Bonus Award to which the Participant is entitled under this Plan shall be payable to such conservator, guardian or other person legally charged with the Participant’s care. The decision of the Board in such matters shall be final, binding and conclusive upon the Company, the Participant, and every other person or party interested or concerned. Neither the Company nor the Board shall be under any duty to see to the proper application of such payments.

ARTICLE VI

MISCELLANEOUS

6.1 Amendments and Termination.

(a) The Board may terminate or amend the Plan at any time in its sole discretion, but no termination or amendment shall be made which would impair the rights of a Participant, if any, with respect to such Participant’s Bonus Award determined through the date of termination or amendment.

(b) This Plan, and the Company’s obligations hereunder, shall terminate on the earlier of the payment of all Bonus Awards payable hereunder and December 31, 2006.

(c) This Plan also shall terminate upon any of the following events: legal adjudication of the Company as bankrupt, general assignment by the Company to or for the benefit of its creditors, or dissolution of the Company (unless such dissolution is involuntary and the Company is reinstated as permitted by law) other than by form of or as a result of a reorganization where the business of the Company is continued.

6.2 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive in the form of cash bonuses payable to Plan Participants, unless the Board decides otherwise in the Board’s sole discretion.

6.3 Deduction of Taxes from Amounts Payable. The Company may withhold whatever taxes (including FICA, state or federal taxes) as the Company is legally required or permitted to withhold to protect the Company against liability for the payment of such withholding taxes, and out of the money so deducted, the Company may discharge any such liability. Withholding for this purpose may come from any wages due to the Participant or, if none, from payment of the Bonus Award hereunder.

6.4 Controlling Law. The Plan and the Bonus Awards granted and actions taken in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

6.5 Offset. Any amounts owed to the Company by the Participant (of whatever nature) may be offset by the Company against any Bonus Award payable under this Plan, and no Bonus Award payable under this Plan shall be distributed unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company.

6.6 Other Benefits. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees. Subject to the foregoing, any amounts payable or rights or benefits furnished the Participant under any other plan, program, policy, practice, contract or agreement with the Company at or subsequent to the Participant’s Termination of Employment shall be payable in accordance with the terms of such plan, program, policy, practice, contract or agreement and without regard to this Plan. Subject to the foregoing, amounts payable or in respect of this Plan shall not be taken into account with respect to any other employee benefit plan or arrangement of the Company.

6.7 Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter any contractual relationship between the Participant and the Company. Nothing contained herein shall be construed to constitute a contract of employment between the Company and the Participant. The Company and the Participant shall continue to have the right to terminate the employment relationship at any time for any reason, subject, however, to the terms of the Participant’s employment agreement, if any. The Company shall not have an obligation to retain the Participant in its employ as a result of this Plan.

6.8 No Company Obligation. Neither the Company nor the Board shall have any duty or obligation to affirmatively disclose to the Participant, and such Participant shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the granting, vesting, distribution or termination of any Bonus Award described in this Plan.

6.9 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

6.10 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

6.11 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company under this Plan shall be binding upon the Participant’s heirs, legal representatives and successors.

6.12 No Liability. The Company shall have no liability or obligation whatsoever in connection with this Plan, except for the Bonus Awards expressly provided for under this Plan. In no event shall the Company be liable for indirect, special or consequential damages.

6.13 Indemnification. The officers, directors and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

6.14 Non-transferability of Bonus Awards. Except as provided herein, the Bonus Awards payable hereunder, and any interest therein, shall not be transferable by the Participant, and the Participant shall not be permitted to anticipate, alienate, sell, assign, transfer, pledge or otherwise encumber his or her rights to Bonus Awards. Any attempted anticipation, alienation, sale, assignment, pledge or encumbrance shall be null and void ab initio. No interest or right to any Bonus Award may be taken for the satisfaction of debts of, or other obligations or claims against the Participant.

6.15 Waiver; Cumulative Rights. The failure or delay of a party to require performance by the other party of any provision of this Plan shall not affect such party’s right to require performance unless and until such performance has been expressly waived in writing.

6.16 Entire Agreement. This Plan constitutes the entire agreement of the Company and the Participant with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this Plan.

IN WITNESS WHEREOF, this Plan has been duly executed and delivered by the duly authorized officer of the Company hereto on January     , 2006.

EARLE M. JORGENSEN COMPANY

By:

Its: